Exhibit (a)(1)(B)

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “DEER LANE ETF TRUST”, CHANGING ITS NAME FROM “DEER LANE ETF TRUST” TO “ENGINE NO. 1 ETF TRUST”, FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF DECEMBER, A.D. 2020, AT 1:47 O’CLOCK P.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
3978356 8100	Authentication: 204383115
SR# 20208715798	Date: 12-21-20

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 01:47 PM 12/21/2020 FILED 01:47 PM 12/21/2020 SR 20208715798 - File Number 3978356

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT TO
CERTIFICATE OF TRUST

Pursuant to Title 12, Section 3810(b) of the Delaware Statutory Trust Act, the undersigned Trust executed the following Certificate of Amendment:

1.	Name of Statutory Trust:	Deer Lane ETF Trust

2.	The Certificate of Amendment to the Certificate of Trust is hereby amended as follows:
1. Name. The name of the statutory trust is Engine No. 1 ETF Trust.

[set forth amendment(s)]

3.	(Please complete with either upon filing or it may be a future effective date that is within 90 days of the file date) This Certificate of Amendments shall be effective [upon filing] .

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 21st day of December , 2020 A.D.

By:	/s/ Jennifer Grancio
Trustee

Name:	Jennifer Grancio
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